HAWKINS ACCOUNTING

CERTIFIED PUBLIC ACCOUNTANT                    341 MAIN STREET SALINAS, CA 93901
                        (831) 759-1694 FAX (831) 759-1699

                                 December 21, 1999

                         CONSENT OF INDEPENDENT AUDITOR

     As the independent auditor for Trading Solutions.Com, Inc., I hereby consent to the incorporation by reference in this Form SB-2 Statement and any amendments thereto of my report, relating to the financial statements and financial statement schedules of Trading Solutions.Com, Inc. for the period ended June 30, 1999 included on Form SB-2 and amendments. Reports are dated June 30, 1999.

                                                          /s/ Hawkins Accounting
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